Exhibit 3.29

CERTIFICATE OF FORMATION

OF

[                    ]

FIRST: The name of the limited liability company is [                    ].

SECOND: The address of the registered office of the limited liability company in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, DE 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th of May, 2006.

By:	/s/ Paul G. Rowan
	Name:	Paul G. Rowan
	Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

[                    ]

1. The name of the limited liability company is: [                    ] (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to change its name from “[                    ]” to “[                    ]”. To effect the foregoing, Article First is hereby amended to read as follows:

“FIRST:    The name of the limited liability company is [                    ].”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of [                    ] this 30th day of May, 2006.

[ ]

By:	/s/ Paul G. Rowan
	Name:	Paul G. Rowan
	Title:	Authorized Person